EXHIBIT 10.14


                                 AGENT AGREEMENT

                                  ("Agreement")

Agreement dated 6 April, 1999 is between BINGO.Com, herein referred to as "BINGO" and Access World, Inc., herein known as "ACCESS".

OBJECTIVES:

Phase I Licensing  and  Setting Up Company  Structure  in Antigua  for  Internet
Gaming

BINGO hereby appoints ACCESS to act in the capacity of an independent contractor: to create, develop and implement Phase I notes in this Agreement


1)   DEFINITION

The relationship of ACCESS to BINGO shall be that of a consultant, herein referred to, as "Consultant" as a third party representative and under no circumstances shall Consultant contractually obligate BINGO to another third party, unless otherwise specified in writing by BINGO.

Consultant shall engage in normal activities to implement the first phase as noted below.

BINGO will provide timely and responsive telephone support to consultant.

2)   CONFIDENTIALITY

ACCESS will sign a confidentiality and non-disclosure agreement to be provided by BINGO and which shall be made a part of this Agreement.


PHASE I

Licensing and Setting Up Company Structure in Antigua

March 12, 1999 - April 30, 1999

BINGO will:

a. Provide ACCESS with the legal structure of the company so as to facilitate the duties of ACCESS in a timely and professional manner and the imposed date of April 30, 1999 for launch. This legal structure shall be provided in writing by fax to (212) 740-1097.


ACCESS will assist in the following:

a. Legal Representation: Recommend an attorney in Antigua who is familiar with the Internet Gaming Process;

b. Filing Corporate Document: Oversee the filing of IBC (International Business Corporation(s) ) as required with said attorney;

c. Internet Gaming License: Assist in the filing and securing of the Internet Gaming Licenses in the Antigua/Barbuda Free Trade Zone. This is to be completed on or before April 30, 1999 with the condition that BINGO supply the necessary structure and signed documents in a timely manner to meet the time constraints for such licensing with the Antigua Commission. In the event this cannot be accomplished due to delays on the part of BINGO, ACCESS will be held harmless and receive compensation as outlined in this agreement;


                                                                      [Initials]

d. Office Set Up: Locate and secure an office in the designated IBC name to include office lease and office utilities, i.e. telephone, toll free telephone service, electric, cleaning service;
e. Office Staff: Locate and employ part and/or full time management as per requirements set by Stratford Internet; and


Compensation:

US$7,500 March 1999 (this has been wired as instructed).
US$7,500 April 1999 (this has been wired as instructed).
50,000 stock options in public company with symbol BIGG at the rate of $4.75 per share (subject to regulatory regulations). The stock options shall vest to ACCESS in 12 monthly installments in arrears (at the month end) or until the date of termination. The stock options shall vest as to 2,500 stock options on February 28, 1999, 12,500 stock options on March 31, 1999 and 12,500 stock options on April 30, 1999 (subject to BINGO having the ability to accept wagers on April 30, 1999 but only if BINGO contracts with MPACT or WINR on or before April 12, 1999 and MPACT or WINR accept BINGO as a client), and the balance of 22,500 stock options shall vest in 9 equal monthly installments in arrears (at the month end) through the term of this Agreement or until the date of termination. In the event of termination those stock options that remain unvested will expire as at the date of termination.


4)   EXPENSES

Office related day to day, incidental airfare, accommodations and travel expenses shall be billed separately. Receipts shall be provided on all items in excess of $10.00. BINGO shall reimburse ACCESS within 5 working days of submission, wired as instructed.

5    (TERMINATION)

In the event that BINGO or ACCESS shall desire to terminate this Agreement each shall give one to the other 30 days notice in writing.

6)   NOTICES

All notices required or permitted under this and all subsequent agreements shall be in writing and shall be deemed delivered when delivered in person or received by postal mail, certified return receipt requested via overnight US or private delivery service to the following addresses:

     BINGO.Com
     Suite 702 - 543 Granville Street Vancouver, B.C.
     V6C 1X8
     Attn: Bob MacKay

     Access World, Inc.
     42 Hillsborough Street
     Roseau, Commonwealth of Dominca, West Indies
     Attn:  Kevin Williams

Such addresses may be changed from time to time by either party by providing notice in the manner set forth above.

7)   INDEMNIFICATION

BINGO agrees to indemnify Consultant and hold Consultant harmless on account of any liability that may arise by reason of the performance or non-performance of any of BINGO actions. Consultant agrees to indemnify and



                                                                      [Initials]
hold BINGO harmless on account of any liability, which may arise by reason of the performance or non-performance of Consultant's actions.


8)   ARBITRATION

In the event of a dispute between the parties, a mutually agreed independent arbitrator from the American Arbitration Board in New York will be appointed. Failing an agreement each party will choose a United States based arbitrator and these two arbitrators will appoint an independent arbitrator whose decision will be accepted by both parties. Any expenses will be borne by the non-prevailing party. ACCESS shall continue to represent BINGO as outlined in this Agreement or subsequent agreements and any and all compensation due and payable will continue as set forth in this agreement until a determination has been decided by arbitration.

9)   EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. A facsimile of the signatures of the parties will be deemed originals and accepted by both parties until hard copies are exchanged.

10)  ASSIGNMENT

This Agreement shall be binding on the heirs, successors and assigns of each party hereto.

11)  ENTIRE AGREEMENT

This Agreement supercedes all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warrantee, collateral term or condition or collateral agreement affecting this Agreement, other that as expressed in writing in this Agreement.


Agreed and Accepted By:


per /s/ [Illegible]                          8/4/99
---------------------------------------------------
Darren Little, President                     Dated

For:  BINGO.com
Suite 702 - 543 Granville Street
Vancouver, B.C.
V6C 1X8

Agreed and Accepted By:



/s/ [Illegible]                             8/4/99
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Access World, Inc.                       Dated
Liz Grayson, Accredited Representative
Access World, Inc.
75 Kennedy Avenue
Roseau, Dominica, West Indies
Tel:  (212) 740-5051